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                                  EXHIBIT 10.1

                             R. G. BARRY CORPORATION
                        SUPPLEMENTAL BENEFIT PLANS TRUST
                       (Effective as of September 1, 1995)

This Trust Agreement is hereby created effective as of September 1, 1995, by and between R. G. Barry Corporation ("Company") and Harry Miller ("Trustee").

                                   WITNESSETH:

WHEREAS, the Company has adopted and maintains the supplemental retirement benefit plans as described in Appendix A to this Trust Agreement, which plans are collectively referred to herein as the "Supplemental Plans";

WHEREAS, the Supplemental Plans are not tax-qualified plans under section 401 of the Internal Revenue Code of 1986, and the applicable regulations thereunder, as the same may be amended ("Code"), and the Supplemental Plans are designed to provide supplemental retirement benefits ("Supplemental Benefits"), including supplemental deferred compensation, supplemental retirement benefits, and a restoration of benefits limited by Code limitations which are applicable to the
R. G. Barry Corporation Salaried Employees' Pension Plan;

WHEREAS, the Company desires to establish a trust ("Trust" or "Trust Fund") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency (as herein defined) until paid to the participants and their beneficiaries under the Supplemental Plans ("Trust Beneficiaries") in such manner and at such times as specified in the Supplemental Plans;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Supplemental Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, and the applicable regulations thereunder, as the same may be amended ("ERISA");

WHEREAS, it is the intention of the Company to make, at its discretion, contributions to the Trust to provide itself with a source of funds to assist it in meeting its obligations under the Supplemental Plans; and

WHEREAS, the Trustee desires to accept the Trust established under this Trust Agreement and to act as Trustee thereunder;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

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ARTICLE I. ESTABLISHMENT OF TRUST

1.1 INITIAL TRUST DEPOSIT

Subject to the claims of its creditors as set forth in Article III, the Company hereby deposits with the Trustee in trust Ten Dollars ($10.00) which shall become part of the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

1.2 PERMANENCE

The Trust hereby established is revocable by the Company; it shall become irrevocable upon a Change of Control, as defined herein.

1.3 GRANTOR TRUST

The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter 1, subtitle A of the Code, and shall be construed accordingly. The Company agrees to report all items of income and deduction of the Trust on its own income tax returns, and shall have no right to any distributions from the Trust or any claim against the Trust for funds necessary to pay any income taxes with respect to amounts so reported.

1.4 EXCLUSIVE BENEFIT

The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes herein set forth. Neither the Trust Beneficiaries nor the Supplemental Plans shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time such assets are paid to the Trust Beneficiaries as provided in Article II, and all rights created under the Supplemental Plans and this Trust Agreement shall be mere unsecured contractual rights of the Trust Beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under Federal and state law in the event of Insolvency, as defined in
Section 3.1.

1.5 ADDITIONAL TRUST DEPOSITS

The Company may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Unless there is a Change of Control, any such additional deposits shall be made within the sole discretion of the Company. Neither the Trustee nor any Trust Beneficiary shall have any right to compel such additional deposits.

Upon a Change of Control, the Company shall, as soon as possible, but in no event longer than 60 days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Trust Beneficiary the benefits to which Trust Beneficiaries would be entitled pursuant to the terms of the Supplemental Plan(s) as of the date on which the Change of Control occurred. The Trustee or any Trust Beneficiary shall have the right to

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compel such deposits immediately following a Change of Control or in subsequent years, as described below.

Within 180 days following the end of each Plan Year following a Change of Control, the Company shall be required to irrevocably deposit additional cash or other property to the Trust in an amount sufficient to pay each Trust of Beneficiary the benefits payable pursuant to the terms of the Supplemental Plan(s) with respect to such Plan Year.

1.6 PAYMENT OF TAXES

The Company shall from time to time pay any and all taxes which at any time are lawfully levied or assessed upon or become payable with respect to the Trust Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. The Company may contest the validity of any such taxes.

1.7 STATUS OF SUPPLEMENTAL PLANS

The Supplemental Plans are intended to be "unfunded" and maintained "primarily for the purposes of providing supplemental benefits for a select group of management or highly compensated employees" for purposes of ERISA. As such, it is intended that the Supplemental Plans are not to be subject to those provisions of Title I of ERISA for which they are eligible for exemption due to their status. The existence of this Trust is not intended to alter said characterization of the Supplemental Plans.

1.8 ADDITIONAL PLANS

The Company may from time to time add other supplemental plans to the list of plans intended to be covered by the Trust. The Company may also delete plans from such list unless there has been a Change of Control, as defined herein. Any such addition or deletion shall be made by an amendment to Appendix A, and the plans so listed in Appendix A from time to time shall be the "Supplemental Plans" as covered by this Trust Agreement.

ARTICLE II. PAYMENTS TO TRUST BENEFICIARIES WHEN THE COMPANY IS NOT INSOLVENT

2.1 SUPPLEMENTAL BENEFIT PAYMENTS

At all times when the Company is not Insolvent, the Trustee shall, upon the direction of the Company, make payments of Supplemental Benefits to Trust Beneficiaries from the assets of the Trust, if and to the extent such assets are available for distribution, in accordance with the Supplemental Plans. The Company may make payment of benefits directly to Trust Beneficiaries as they become due under the terms of the Supplemental Plan(s). In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Supplemental Plan(s), the Company shall make the balance of each such payment as it falls due. The entitlement of a Trust Beneficiary to Supplemental Benefits shall be determined by

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the Company or such party as it shall designate under the Supplemental Plans, and any claim for such Supplemental Benefits shall be considered and reviewed under the procedures set out in the Supplemental Plans.

2.2 INSUFFICIENT TRUST ASSETS

If the Trust assets are not sufficient to make payments of Supplemental Benefits to the Trust Beneficiaries in accordance with the Supplemental Plans, the Trustee shall so notify the Company. In such event, it is intended that the Company will then make payments in accordance with the Supplemental Plans.

2.3 DISCHARGE OF PAYMENT OBLIGATION

Any payments made by the Trustee to the Trust Beneficiaries shall be in discharge of the Company's obligations under the Supplemental Plans; provided, however, that the Company shall remain liable to the Trust Beneficiaries for all amounts due under the Supplemental Plans to the extent not paid by the Trustee.

ARTICLE III. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARIES WHEN THE COMPANY IS INSOLVENT

3.1 INSOLVENCY

The Company shall be considered "Insolvent" for purposes of this Trust Agreement if --

(a)   the Company is unable to pay its debts as they become due, or

(b) the Company is the subject of a pending proceeding as a debtor under the United States Bankruptcy Code (or any successor Federal statute).

At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

3.2 DETERMINATION OF INSOLVENCY

The Board of Directors and the Chief Executive Officer of the Company shall have the duty to promptly inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall independently determine, within 60 days after receipt of such notice, whether the Company is Insolvent. The Trustee may employ attorneys, accountants and other advisers to make such determination and may rely conclusively on their conclusions. The expenses of such determination shall be allowed as administrative expenses of the Trust.

3.3 DISCONTINUANCE OF BENEFIT PAYMENTS

Upon written notification of the Company's Insolvency by the Board of Directors and Chief Executive Officer of the Company pursuant to Section 3.2, or pending its determination of whether the Company is Insolvent, the Trustee shall discontinue payment of Supplemental Benefits to the

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Trust Beneficiaries, and shall hold the Trust Fund for the benefit of the
Company's general creditors, after payment of amounts authorized in Article IX. The Trustee shall continue the investment of the Trust Fund in accordance with
Article V, and shall make payments out of the Trust Fund to the Company's general creditors only in accordance with instructions from a court of competent jurisdiction or from a person appointed by such a court.

3.4 RESUMPTION OF BENEFIT PAYMENTS

The Trustee shall resume payments of Supplemental Benefits to the Trust Beneficiaries in accordance with Article II of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent, the Trustee has determined that the Company is no longer Insolvent, or a court of competent jurisdiction orders the resumption of such payments. The Trustee shall have the discretion to determine which of the above alternatives is appropriate to the situation.

3.5 DUTY TO INQUIRE

Unless notified of the Company's Insolvency pursuant to Section 3.3, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee which will give the Trustee a reasonable basis for making a determination concerning the Company's solvency. Nothing in this Trust Agreement shall in any way diminish any rights of Trust Beneficiaries to pursue their rights as general creditors of the Company with respect to Supplemental Benefits or otherwise.

3.6 SUSPENDED PAYMENTS

If the Trustee discontinues payments of Supplemental Benefits from the Trust pursuant to Section 3.3 and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to the Trust Beneficiaries in accordance with the Supplemental Plans during the period of such discontinuance, unless the Company otherwise directs.

ARTICLE IV. PAYMENTS TO THE COMPANY

4.1 REVERSION AFTER SATISFACTION OF LIABILITIES

The Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of Supplemental Benefits to the Trust Beneficiaries pursuant to the Supplemental Plans. If it is determined through actuarial valuation that certain Trust assets will clearly never be required to pay Supplemental Benefits to the Trust Beneficiaries, the Trustee, upon written notification by the Company of such determination, shall return such excess assets to the Company.

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ARTICLE V. INVESTMENT OF TRUST FUND

5.1 TYPES OF INVESTMENTS

Except for money and other property subject to the investment responsibility of an investment manager as provided in Section 5.4, and subject to Section 5.2, the Trustee shall, in its discretion, invest and reinvest the assets of the Trust, without distinction between principal and income, in any property, real, personal or mixed, wherever situated, and whether or not productive of income, including, without limitation, domestic or foreign, common and preferred stocks, mutual funds, common trust funds, bonds, notes, debentures, securities convertible into common stock, leaseholds, mortgages (including, without limitation, any collective or part interest in any bond and mortgage or note and mortgage), interest-bearing accounts and certificates of deposit (including those within its own banking department or within a Federally insured institution which may be affiliated with the Trustee), oil, mineral or gas properties, royalties, interests or rights (including equipment pertaining thereto), equipment trust certificates, investment trust certificates, savings bank deposits, commercial paper, and insurance contracts (including those to which amounts may be deposited and withdrawn). The Trustee shall, at the direction of the Company, purchase life insurance and/or annuity contracts including group annuity contracts providing flexible funding or similar vehicles or for the investment of assets in separate accounts, invested in any securities and other property including real estate, regardless of whether or not the insurance carrier shall have assumed any contractual or other liability as to the benefits to be provided thereunder, the value thereof, or the return therefrom. Such life insurance and/or annuity contracts shall be considered investments of the Trust Fund and, together with all rights, privileges, options and elections contained therein, shall vest in the Trustee but shall be exercised, assigned or otherwise disposed of as directed by the Company. The insurance carrier under any such contract shall have full responsibility for the management and control of the assets held thereunder.

5.2 INVESTMENT POLICIES

The Board of Directors of the Company shall have the right at any time and in its discretion to formulate investment policies and standards for the investment of the Trust Fund. Such policies and standards may include, among other things, the percentage of the Trust Fund which may be invested in fixed income securities, the percentage of the Trust Fund which may be invested in common stocks, and the percentage of the Trust Fund which may be invested in the securities of any one company. Such policies may be changed from time to time by resolution of the Board, or by any committee or administrator acting with respect to the Supplemental Plans, as designated by the Board. Any statement of investment policies and standards promulgated by the Board of Directors shall be provided in writing to the Trustee, and the Trustee may rely on such statement until such time as it receives written notice of any change in such policies and standards from the Company.

5.3 GENERAL POWERS OF THE TRUSTEE

The Trustee, in addition to and not in modification or limitation of all of its common law and statutory authority, shall be authorized and empowered, in its discretion (except as provided in

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Section 5.4), to exercise any and all of the following rights, powers and privileges with respect to any cash, securities or other properties held by the Trustee in Trust hereunder:

(a) To sell any such property at such time and upon such terms and conditions as the Trustee deems appropriate. Such sales may be public or private, for cash or credit, or partly for cash and partly for credit, and may be made without notice or advertisement of any kind.

(b) To exchange, mortgage, or lease any such property and to convey, transfer or dispose of any such property on such terms and conditions as the Trustee deems appropriate.

(c) To grant options for the sale, transfer, exchange or disposal of any such property.

(d) To exercise all voting rights pertaining to any securities; and to consent to or request any action on the part of the issuer of any such securities; and to give general or special proxies or powers of attorney with or without power of substitution.

(e) To consent to or participate in amalgamations, reorganizations, recapitalizations, consolidations, mergers, liquidations, or similar transactions with respect to any securities, and to accept and to hold any other securities issued in connection therewith.

(f) To exercise any subscription rights or conversion privileges with respect to any securities held in the Trust Fund.

(g) To collect and receive any and all money and other property of whatsoever kind or nature due or owing or belonging to the Trust Fund and to give full discharge thereof; and to extend the time of payment of any obligation at any time owing to the Trust Fund, as long as such extension is for a reasonable period, and continues at reasonable interest.

(h) To cause any securities or other property to be registered in, or transferred to, the individual name of the Trustee or in the name of one or more of its nominees, or one or more nominees of any system for the centralized handling of securities, or it may retain them unregistered and in form permitting transferability by delivery; but the books and records of the Trust shall at all times show that all such investments are a part of the Trust Fund.

(i) To organize under the laws of any state a corporation for the purpose of acquiring and holding title to any property which it is authorized to acquire under this Trust Agreement and to exercise with respect thereto any or all of the powers set forth in this Trust Agreement.

(j) To manage, operate, repair, improve, develop, preserve, mortgage or lease for any period any real property or any oil, mineral or gas properties, royalties, interest or rights held by it directly or through any corporation, either alone or by joining with others, using other Trust assets for any of such purposes; to modify, extend, renew, waive or otherwise adjust any or all of the provisions of any such mortgage or lease; and to make provision for amortization of the investment in or depreciation of the value of such property.

(k) To settle, compromise, or submit to arbitration any claims, debts or damages due or owing to or from the Trust; to commence or defend suits or legal proceedings whenever, in its judgment, any interest of the Trust requires it; and to represent the Trust in all suits or legal proceedings in any court of law or equity or before any other body or tribunal, insofar as such suits or proceedings relate to any property forming part of the Trust Fund or to the administration of the Trust Fund.

(l) To borrow money from others for the purposes of the Trust, but the Trustee shall not be authorized to borrow any money from its banking department or from the Company or any subsidiary or associated company.

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(m)   To employ such agents and counsel, including attorneys, accountants, actuaries, and investment managers, as may be reasonably necessary in managing and protecting the Trust Fund and to pay them reasonable compensation.

(n) To purchase, hold and sell interests or units of participation in any collective or common trust fund established by the Trustee, including any such funds which may be established in the future.

(o) Generally to do all acts, whether or not expressly authorized, which the Trustee deems necessary or desirable, but acting at all times according to the principles expressed in Articles V and VIII.

5.4 INVESTMENT RESPONSIBILITIES

The Company may (but need not) appoint an Investment Manager or Managers to manage (including the power to acquire and dispose of) all or any of the assets of the Trust Fund. In the event of any such appointment, the Company shall establish the portion of the assets of the Trust Fund which shall be subject to the management of the Investment Manager and shall so notify the Trustee in writing. Likewise, the Company may establish that all or a portion of the assets of the Trust Fund shall be subject to the investment jurisdiction of the Company itself and shall advise the Trustee of such determination. With respect to such assets over which either an Investment Manager or the Company has investment responsibility, the Investment Manager or the Company shall possess all of the investment and administrative power and responsibilities granted to the Trustee hereunder, including the power to hold the indicia of ownership of any investment in a collective trust fund, and the Trustee shall invest and reinvest such assets pursuant to the written directions of the Investment Manager or the Company. If the Company so directs, an Investment Manager shall have the power to acquire and dispose of assets in the name of the Trust. The investment jurisdiction of the Company may be exercised in any manner consonant with its duties as a fiduciary, including --

(a) directing the Investment Manager or the Trustee that certain investments or types of investments be made or liquidated;

(b) directing the Investment Manager or the Trustee that certain investments or types of investments not be made; and

(c) requiring that the Trustee or the Investment Manager obtain approval prior to acquiring or disposing of any asset.

The Trustee shall have no investment responsibility with respect to the assets subject to the investment responsibility of an Investment Manager or the Company, and shall have no duty to inquire into the direction of such Investment Manager or the Company, to solicit such directions nor to review and follow the investments made pursuant to any such direction, other than to the extent provided by law.

5.5 COMPANY STOCK

The Company may from time to time contribute its common stock or other securities to be held in the Trust. The Trustee may invest in securities or obligations issued by the Company. All rights associated with any such Company stock or securities shall be exercised by the Trustee at the direction of the Company.

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ARTICLE VI. DISPOSITION OF INCOME

6.1 TRUST INCOME

During the term of this Trust, all income received by the Trust, net of any expenses and taxes properly paid from the Trust Fund, shall be accumulated and reinvested.

ARTICLE VII. ACCOUNTING BY THE TRUSTEE

7.1 MAINTENANCE OF TRUST RECORDS

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be done, including all such specific records as shall be agreed upon in writing between the Company and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by any person designated by the Company. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being show separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

ARTICLE VIII. RESPONSIBILITY OF THE TRUSTEE

8.1 STANDARD OF CARE

The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to anyone for any action taken pursuant to a direction, request, or approval given by the Company which is contemplated by, and in conformity with, the terms of the Supplemental Plans or this Trust Agreement, and to that extent shall be relieved of the prudent man rule for investments.

8.2 DUTY AS TO LITIGATION

The Trustee shall not be required to undertake or to defend any litigation arising in connection with this Trust Agreement, unless it be first indemnified by the Company against its prospective costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto, and the Company hereby agrees to indemnify the Trust Fund for such costs, expenses and liability.

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8.3 RETENTION OF COUNSEL

The Trustee may consult with legal counsel (who may also be counsel for the Trustee generally, or for the Company) with respect to any of its duties or obligations hereunder, and shall be fully protected in acting or refraining from acting in accordance with the advice of such counsel.

8.4 EXTENT OF TRUSTEE'S POWERS

The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power, except as otherwise provided herein, to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor the Trustee, or to loan to any person the proceeds of any borrowing against such policy. General powers of the Trustee are described in Section 5.3.

8.5 INDEMNIFICATION

The Trustee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense (including any attorneys' fees and court costs) that may be imposed upon or reasonably incurred by the Trustee in connection with or resulting from any claim, action, suit, or proceeding to which the Trustee may be a party or in which the Trustee may be involved by reason of any action taken or failure to act under this Trust and against and from any and all amounts paid by the Trustee in settlement (with the Company's written approval) or paid by the Trustee in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any Trustee if the loss, cost, liability, or expense is due to such Trustee's willful misconduct. Such indemnity shall include all claims and liabilities arising from any breach of fiduciary responsibility by a fiduciary other that the Trustee, unless the Trustee --

(a) knowingly participates in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach;

(b) by its failure to act in accordance with 8.1 in the administration of its specific responsibilities which give rise to its status as a fiduciary, has enabled such other fiduciary to commit a breach; or

(c) has knowledge of a breach by such other fiduciary, unless it makes reasonable efforts under the circumstances to remedy the breach.

The performance by the Trustee of trades, custody, reporting, recording and bookkeeping with respect to assets managed by another fiduciary shall not be deemed to give rise to any participation or knowledge on the part of the Trustee. Such indemnification shall survive the amendment or termination of the Trust Agreement or the resignation or removal of the Trustee and shall be construed as a contract between the Company and the Trustee under the laws of the State of Ohio.

8.6 LIMITATION OF POWERS

Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or under applicable law, the Trustee shall not have any power that could give this Trust the objective of

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carrying on a business and dividing the gains therefrom, within the meaning of
Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

8.7 ACTION BY THE TRUSTEE

When more than one individual and/or entity serves as Trustee, action by the trustees shall be determined by the majority of the trustees. Such action shall be binding upon all parties at interest. The individuals and/or entities who collectively act as Trustee may act by vote at a meeting or by writing without a meeting. Any act of more than one individual or entity serving as Trustee shall be sufficiently evidenced if certified to by one of the individuals or entities serving as Trustee, and, if there is more than one individual and/or entity serving as Trustee, one of the trustees may be given authority to perform all administrative and ministerial duties. Any individual who serves as Trustee hereunder may be an employee of the Company.

ARTICLE IX. COMPENSATION AND EXPENSES OF THE TRUSTEE

9.1 COMPENSATION AND EXPENSES

The Trustee, unless such Trustee is also an employee of the Company, shall be entitled to receive such reasonable compensation for its services as shall be agreed upon by the Company and the Trustee. The Trustee shall also be entitled to receive its reasonable expenses incurred with respect to the administration of the Trust, including fees incurred by the Trustee pursuant to Article VIII of this Trust Agreement. Such compensation and expenses shall be payable by the Company, but if not paid by the Company, shall constitute a charge against the Trust and shall be withdrawn by the Trustee from the Trust.

ARTICLE X. RESIGNATION AND REMOVAL OF TRUSTEE

10.1 RESIGNATION OR REMOVAL

The Trustee may be removed at any time upon 30 days' written notice by the Company. The Trustee may resign at any time, upon 30 days' written notice to the Company. Such advance notification may be accepted within a shorter time period as agreed to by the parties.

10.2 CHANGE OF CONTROL

Notwithstanding any Trust provisions to the contrary, upon a Change of Control, as defined herein, Trustee may not be removed by Company for five years. If Trustee resigns or is removed within five years of a Change of Control, as defined herein, Trustee shall select a successor Trustee in accordance with the provisions of Section 10.4(b) hereof prior to the effective date of Trustee's resignation or removal.

10.3 SETTLEMENT OF TRUST ACCOUNTS

Upon its resignation or removal, the Trustee, with the written consent of the Company, may reserve such amounts as it deems necessary for the payment of any outstanding taxes or other liabilities of

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the Trust Fund and its reasonable fees and expenses in connection with the settlement of its accounts. Any balance of such reserve remaining after the payment of such taxes, liabilities, fees, and expenses shall be paid over to the successor Trustee within 60 days after receipt of notice of resignation, removal, or transfer, unless the Company extends the time limit.

10.4 APPOINTMENT OF SUCCESSOR

(a) If the Trustee resigns or is removed in accordance with Section 10.1 hereof, the Company may appoint any one or more individuals or third parties as a successor to replace the Trustee upon resignation or removal. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

(b)   If the Trustee resigns or is removed pursuant to the provisions of Section
      10.2 hereof and selects a successor Trustee, the Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law, as long as such successor is independent and not subject to the control of the Company. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

10.5 ACTS OF PRIOR TRUSTEE

The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to the provisions herein. The successor Trustee shall not be responsible for any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

ARTICLE XI. AMENDMENT OR TERMINATION OF TRUST AGREEMENT

11.1 AMENDMENT OR TERMINATION

This Trust Agreement may be amended any time and in any manner by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall alter Section 11.2, conflict with the terms of the Supplemental Plans, or make the Trust revocable after it has become irrevocable in accordance with Section 1.2 hereof. In addition, Sections 1.5, 1.8, 10.2, and 10.4 of this Trust Agreement may not be amended by the Company for five years following a Change of Control, as defined herein.

11.2 LIMITATION ON TERMINATION

The Trust shall not terminate prior to the time that all Supplemental Benefits have been paid under the Supplemental Plans.

11.3 REMAINING TRUST ASSETS

Upon termination of the Trust as provided in Section 11.2, any assets remaining in the Trust shall be returned to the Company.

ARTICLE XII. SEVERABILITY AND ALIENATION

12.1 SEVERABILITY

If any provision of this Trust Agreement is, becomes, or is deemed invalid or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable law as to be valid, legal and enforceable in any jurisdiction so deeming. The validity, legality and enforceability of such provision shall not in any way be affected or impaired in any other jurisdiction; if such provision cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Trust Agreement shall remain in full force and effect.

12.2 ALIENATION

To the extent permitted by law, Supplemental Benefits payable to Trust Beneficiaries under the Supplemental Plans and this Trust Agreement may not be assigned (either at law or in equity), alienated, or subject to attachment, garnishment, levy, execution or other legal or equitable process. A Trust Beneficiary may not assign or transfer any interest in the Supplemental Benefits due hereunder and shall have no direct interest in or to any Trust asset unless and until paid to such Trust Beneficiary.

ARTICLE XIII. MISCELLANEOUS

13.1 GOVERNING LAW

This Trust Agreement shall be governed by and construed in accordance with the laws of Ohio.

13.2 EMPLOYMENT CONTRACT

This Trust Agreement does not constitute a contract of employment, and it does not give any Trust Beneficiary the right to be retained in the employ of the Company or any affiliate.

13.3 TAX WITHHOLDING

The Trustee shall withhold all amounts required by law to be withheld from any payments made pursuant to this Trust Agreement, including any or all amounts required to be withheld by the Code, the Federal Insurance Contribution Act, any state income or other tax act, any applicable city, county or municipality's earnings or income tax act. The Trustee shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld, and paid by the Company.

13.4 REFERENCE TO COMPANY

Where appropriate, all references to Company shall refer to any subsidiary or affiliate of the Company designated as a participating employer under any Supplemental Plan; provided, however, that only the Company shall be permitted to amend or terminate the Trust Agreement and to provide any directions to the Trustee as provided herein.

13.5 DESIGNATION OF AUTHORIZED PARTIES

The Board of Directors of the Company, or such committee as may properly act on its behalf, may from time to time designate a person, persons or committee to act on its behalf under this Trust Agreement, particularly as regards investment directions and directions regarding the payment of Supplemental Benefits. The Board shall instruct the Trustee in writing as regards any such designation, including the designee's scope of authority to act on its behalf. The Trustee shall be able to rely on the acts of such designated party, provided such reliance is in good faith.

13.6 SUCCESSORS

This Trust Agreement shall be binding upon the Company and any successor, direct or indirect, of the Company whether such succession results from a merger, consolidation, liquidation, purchase of securities, acquisition of assets or otherwise.

13.7 TRUSTEE

For purposes of this Trust Agreement, the Trustee shall not be deemed an agent, receiver or an assignee of the Company.

13.8 CHANGE OF CONTROL

For purposes of this Trust, Change of Control shall mean any of the following events:

(a) Any person, entity, or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, purchases or otherwise acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20 percent or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally;

(b) The stockholders of the Company approve a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger, or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, or consolidated Company's then outstanding securities, or the Company is liquidated or dissolved or all or substantially all of the Company's assets are sold; or

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(c)   Individuals who constitute the board of directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (c), considered as though such person were a member of the Incumbent Board.

Notwithstanding anything in the foregoing to the contrary, no Change of Control shall be deemed to have occurred for purposes of this Trust Agreement by virtue of any transaction which results in a Participant or group of Participants acquiring, directly or indirectly, 20 percent or more of the combined voting power of the Company's voting Securities.

                               * * * * * * * * * *

IN WITNESS WHEREOF, the Company has caused this Trust Agreement to be executed by its duly authorized officers and the Trustee, to evidence its acceptance of the Trust, has caused this Trust Agreement to be executed effective as of September 1, 1995.

                             COMPANY:
                             R. G. BARRY CORPORATION

                             By /s/ Harry Miller
                                ------------------------------------------------
                                  Vice President of Human Resources

                             By /s/ Richard L. Burrell
                                ------------------------------------------------
                                  Senior Vice President of Finance and Treasurer

                             By /s/ Michael S. Krasnoff
                                ------------------------------------------------
                                  Vice President of Finance
                                  and Assistant Treasurer

                             TRUSTEE:
                             HARRY MILLER

                              /s/ Harry Miller

APPENDIX A TO THE
R. G. BARRY CORPORATION SUPPLEMENTAL BENEFIT PLANS TRUST

The following supplemental retirement benefit plans of R. G. Barry Corporation are intended to be covered under the Trust Agreement for the above-referenced
Trust:

              R. G. Barry Corporation Supplemental Retirement Plan (As established effective as of January 1, 1978)

              R. G. Barry Corporation Restoration Plan
              (As established effective as of January 1, 1994)

              R. G. Barry Corporation Deferred Compensation Plan
              (As established effective as of September 1, 1995)